UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 30, 2016, Intrexon Corporation, or Intrexon, filed a Current Report on Form 8-K to disclose, among other things, Intrexon’s entry into a Securities Issuance Agreement, or the Preferred Shares Securities Issuance Agreement, with ZIOPHARM Oncology, Inc., or ZIOPHARM, pursuant to which ZIOPHARM agreed to issue and sell 100,000 shares of its newly designated Series 1 Preferred Stock, or the Preferred Shares, to Intrexon. Prior to issuing the Preferred Shares pursuant to the Preferred Shares Securities Issuance Agreement, in order to comply with the rules and policies of the Nasdaq Stock Market, LLC, or NASDAQ Stock Market, ZIOPHARM amended and restated the Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock.

Intrexon is filing this Current Report on 8-K/A to disclose the amended terms of the Series 1 Preferred Stock and Item 1.01. Except for disclosure below under Item 1.01, the Current Report on Form 8-K filed on June 30, 2016 is not being amended or updated in any manner.

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2016, ZIOPHARM amended and restated the Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock, or the A&R Certificate of Designation. A summary of the material terms of the amendments follows.

On the second business day following the Conversion Event Date (as defined in the A&R Certificate of Designation), each Preferred Share shall convert into a number of shares of ZIOPHARM common stock, or Common Stock, equal to the stated value of such Preferred Share, divided by the greater of : (i) the volume weighted average closing price of Common Stock as reported by the Nasdaq Stock Market, LLC over the 20 trading days ending on the Conversion Event Date or (ii) $1.00.

Without stockholder approval in accordance with the NASDAQ Stock Market Listing Rules, ZIOPHARM shall not effect any conversion of the Preferred Shares into Common Stock to the extent that the number of shares of Common Stock issued in such conversion should constitute a change of control under the NASDAQ Stock Market Listing Rules, taking into account for these purposes, the NASDAQ Stock Market’s policy of calculating of beneficial ownership in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The foregoing description of the amended terms of the Preferred Shares is only a summary and is qualified in its entirety by reference to the A&R Certificate of Designation, which is filed as Exhibit 3.1 to ZIOPHARM’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 1, 2016, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer